UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                  ---------------------------------------------

                                    FORM 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                          Date of Report: July 9, 2007


                                   MIDAS, INC.
                                   -----------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)


           01-13409                                       36-4180556
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   (Commission File Number)                    (IRS Employer Identification No.)


1300 Arlington Heights Road, Itasca, Illinois              60143
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(Address of principal executive offices)                (Zip Code)


       Registrant's telephone number, including area code: (630) 438-3000


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Item 7.01         Regulation FD Disclosure


         On June 29, 2007, two Canadian franchisees filed a lawsuit in the Ontario Superior Court of Justice against the Company claiming, among other things, that the Company breached its franchise agreement with them when it closed its manufacturing and distribution operations. The filing seeks class certification and monetary damages of approximately $168 million.
         Midas believes that the case is without merit and intends to vigorously defend these claims. Midas does not believe that this matter, or the associated legal fees of defending these claims, will have a material adverse impact upon the Company's financial position or results of operations.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 9, 2007                                         MIDAS, INC.

                                                  By:   /s/ William M. Guzik
                                                        --------------------
                                                        William M. Guzik
                                                        Chief Financial Officer